       As filed with the Securities and Exchange Commission on June 25, 1996
                                                   Registration No. 33-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                         HEALTH MANAGEMENT SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)
                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)
                                   13-2770433
                     (I.R.S. Employer Identification Number)
                 401 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10016
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             PAUL J. KERZ, PRESIDENT
                         HEALTH MANAGEMENT SYSTEMS, INC.
                              401 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016
                                 (212) 685-4545
            (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Agent for Service)

                                 WITH A COPY TO:
                             BRUCE S. COLEMAN, ESQ.
                               COLEMAN & RHINE LLP
                           1120 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                  (212)840-3330

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------
                                                     Proposed              Proposed
Title of                                             maximum               maximum
securities to                 Amount                 offering              aggregate            Amount of
be                            to be                  price per             offering             registration
registered                    registered             share  (1)            price (1)            fee
- -------------------------------------------------------------------------------------------------------------
Common Stock,                 460,000                $ 33.88                $ 15,584,800         $ 5,375
$.01 par value

- -------------------
(1) Estimated pursuant to Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee, and based on the average of the high and low prices reported on the Nasdaq National Market System of $ on June 19, 1996.

                         -------------------------------

PROSPECTUS
                                 460,000 SHARES

                         HEALTH MANAGEMENT SYSTEMS, INC.

                                  COMMON STOCK

                         -------------------------------

         All of the shares of Common Stock, $.01 par value ("Common Stock"), of Health Management Systems, Inc., a New York corporation ("HMS" or the "Company"), offered hereby are being sold by certain shareholders (the "Selling Shareholders") of the Company. See "The Selling Shareholders." Such shares may be offered and sold, from time to time, on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. The Company will not receive any of the proceeds from such sales. See "Plan of Distribution."

         The Common Stock is included on the Nasdaq National Market System under the symbol "HMSY". On June 19, 1996, the last reported sale price of the Common Stock was $34.25 per share.

                                  -------------

               See "Investment Considerations" for a discussion of
                  certain factors that should be considered by
                             prospective investors.

                                  -------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
        BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
         SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                  -------------

                   The date of this Prospectus is June , 1996.

                                TABLE OF CONTENTS

Available Information........................................................1

Incorporation of Certain Documents by Reference..............................1

Investment Considerations....................................................3

The Company..................................................................5

The Selling Shareholders.....................................................6

Plan of Distribution.........................................................9

Validity of the Shares.......................................................9

Experts......................................................................9

Other Matters...............................................................11

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S- 3 (such Registration Statement, together with all amendments and exhibits thereto, being hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Statements herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., in Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, 14th floor, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         There are incorporated in this Prospectus by reference the following documents which have been filed with the Commission:

         (a) the Company's Annual Report on Form 10-K for its fiscal year ended October 31, 1995, filed with the Commission on January 25, 1996;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996, filed with the Commission on March 13, 1996;

         (c) the Company's Current Report on Form 8-K, dated April 29, 1996, filed with the Commission on May 14, 1996;

         (d) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996, filed with the Commission on June 13, 1996; and

         (e) the description of the Company's Common Stock contained in the Company's Form 8-A filed with the Commission on December 9, 1992.

         All reports subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will promptly furnish, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to the Office of Investor Relations, Health Management Systems, Inc., 401 Park Avenue South, New York, New York 10016, telephone:
212-685-4545.

                            INVESTMENT CONSIDERATIONS

         This document contains forward-looking statements. Such statements by their nature entail various risks, reflecting the dynamic, complex, and rapidly changing nature of the healthcare industry. Results actually achieved may differ materially from those currently anticipated. The various ricks include but are not necessarily limited to: (i) the continued ability of HMS to grow internally or by acquisition, (ii) the success experienced in integrating acquired businesses into the HMS group of companies, (iii) changing conditions in the healthcare industry which could simplify the reimbursement process and/or data management requirements associated with the healthcare transfer payment process and adversely affect HMS's business, (iv) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures, (v) competitive actions by other companies, and (vi) other risks, as noted in HMS's registration statements and periodic reports filed with the Commission.

         In addition to other information contained herein, prospective investors should consider the following factors in connection with a decision to purchase the shares offered hereby.

         DEPENDENCE UPON KEY MANAGEMENT AND TECHNICAL PERSONNEL. The Company's success depends upon the continued contributions of its senior management. The Company has confidentiality and non- solicitation agreements with all executive officers and many other employees. In general, these agreements contain certain covenants on the part of the employee concerning the protection of confidential and proprietary information of the Company and preclude the employee from soliciting employees of the Company or competing with the Company for periods of up to three years following termination of employment. The Company does not have employment agreements with most of its executive officers. The loss of services of certain of the Company's executive officers could have an adverse effect on the Company's business.

         PROPRIETARY TECHNOLOGY. The Company's success is dependent to a significant extent on its ability to maintain the proprietary and confidential aspects of its data processing and computer software technology. The fields of data processing and related computer software have undergone, and are expected to continue to undergo, rapid and significant technological change. The Company expects that the technology associated with its data processing services will continue to develop rapidly, and the Company's success will depend, in large part, on its ability to maintain a competitive position with respect to such technology.

         The Company relies on a combination of trade secrets, copyright and contractual protections to establish and protect its proprietary rights. There can be no assurance, however, that the legal protections and precautions taken by the Company will be adequate to prevent misappropriation of the Company's technology. In addition, these protections do not prevent independent third party development of competitive technologies or services.

         HEALTH CARE PAYMENT COMPLEXITY. Historically, the complexity of the health care payment process has been a contributing factor to the success of the Company's service offerings. This process includes multiple payors, the unsophisticated coordination of benefits, frequent reimbursement rate changes, requirements for pre-admission certification and utilization review, and other administrative procedures instituted by third-party payors in an effort to control costs. As the health care field evolves to managed care and a more simplified payment process, there could be a resulting adverse effect on the Company's core business offerings.

         GOVERNMENT REGULATION. Government regulation can adversely affect the Company's business by, among other things, reducing the amount of reimbursement the Company's hospital clients are entitled to receive for providing health care services. During the past decade, federal and state governments have implemented legislation designed to contain the increase in health care costs, and it is anticipated that such legislative initiatives will continue. Proposals to reduce the rate of growth in Medicare and Medicaid expenditures are currently being actively considered by the executive and legislative branches of government. Future legislative initiatives, such as a nationalized health insurance system, could, if implemented, simplify the health care reimbursement process and adversely affect the demand for the Company's services. The Company is unable to predict the effect, if any, that future legislation would have on its business. The Company's operations are not subject to laws and regulations dealing with collection agency activities because the Company's services do not deal with the collection of delinquent accounts receivable and do not involve any contact with patients, but are directed exclusively towards the transfer of medical payments between providers and payors of health care. A substantial portion of the Company's revenue is derived from contingent fees based on a percentage of net collections of health care receivables. The Company's activities are subject to laws and regulations of the federal and state agencies that administer the Medicare and Medicaid programs.

                                   THE COMPANY

         Health Management Systems, Inc. (the "Company") furnishes proprietary information management and data processing services and software to hospitals and other health care providers, government health services agencies and other payors for or purchasers of health care, and other companies serving the health care industry. The Company's offerings constitute an outsourcing of various aspects of the information processing functions associated with the health care transfer payment process, affording the Company's clients the benefits of enhanced revenue (achieved through improved reimbursability/profitability and collectability), accelerated cash flow, and reduced operating and administrative costs.

                Hospitals receive payment for services from patients, third-party payors, or a combination thereof. Third-party payors include commercial insurance companies, governments or their intermediaries, health maintenance organizations, preferred provider organizations, third-party administrators for self-insured companies, and managed care companies. Although patients generally retain primary responsibility for payment for all health care services, hospitals usually process claims for which third-party payors bear responsibility. Obtaining reimbursement from third-party payors has become increasingly difficult because of frequent changes in reimbursement formulae, requirements for pre-admission certification and utilization review, and administrative procedures instituted by third-party payors in an effort to control costs. In order to obtain reimbursement from third-party payors, hospitals and other providers of care must have the regulatory knowledge and technical skills to manage complex data collection, integration, and analysis functions through the accounts receivable liquidation life-cycle. To ensure that program costs are no greater than required, third-party payors require knowledge and skills analogous to those required by providers.

         Among the Company's diversified services are those designed to minimize the degree of error that results from the enormous transaction processing and information management requirements associated with the health care transfer payment process. Since its founding in 1974, the Company has concentrated on applying its expertise in health care reimbursement process and information systems technology to the liquidation of health care accounts receivable. More recently, the Company has expanded its product suite from its historic focus on (i) maximizing liquidations of accounts receivable at pre-determined reimbursement rates, to include (ii) decision support software products which enable health care providers to assemble, analyze, and evaluate mission-critical cost and quality information, facilitating efforts by the provider to consider the proposed patient care in terms of its benefit, cost, reimbursability, and profitability. The Company believes that its development of proprietary computer software, systems, and databases dedicated exclusively to the analysis, management, and liquidation of health care accounts receivable by providers and payors and the concentration of its clients among the nation's largest urban health care institutions and large purchasers of health care make the Company unique among companies providing accounts receivable management and decision support services to hospitals, government health care agencies, and other companies serving the health care industry.

         The Company was incorporated in New York in 1974. The Company's executive offices are located at 401 Park Avenue South, New York, New York 10016, and its telephone number is 212-685- 4545.

                            THE SELLING SHAREHOLDERS

         This Prospectus covers the sale of an aggregate of 460,000 shares of Common Stock to be offered by Jeffrey R. Donnelly and Joseph H. Czajkowski (the "Selling Shareholders"). The Selling Shareholders formerly owned all of the outstanding capital stock of CDR Associates, Inc., a Maryland corporation ("CDR"). The Selling Shareholders acquired their shares of Common Stock in connection with an Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), among the Company, CDR Acquisition Corp. ("Sub"), which was a newly formed, wholly-owned subsidiary of the Company, and CDR and all Shareholders of CDR. Pursuant to the Merger Agreement, CDR merged (the "Merger") with Sub, with the result that CDR became a wholly-owned subsidiary of the Company. Each share of CDR capital stock issued and outstanding immediately prior to the Merger was converted into 460 shares of Common Stock, or an aggregate of 460,000 shares of Common Stock.

         The Merger Agreement provided that, for a period of two years commencing on April 29, 1996 (the "Closing Date"), each Selling Shareholder will not sell or otherwise dispose of in excess of (i) 50% of the shares of Common Stock received by such Selling Shareholder in the Merger during the first 12 months following the Closing Date and (ii) an additional 20% (or an aggregate of 70%) of the shares of Common Stock originally issued to such Selling Shareholder in the Merger during the second 12 months following the Closing Date.

                The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by the Selling Shareholders as of June 19, 1996. As of June 19, 1996, there were 17,286,596 shares of Common Stock outstanding. The number of shares of Common Stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the Selling Shareholders change as a result thereof. There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.

                              Number                                                      Number of
                                of                                                        Shares to             Percent
          Name                Shares             Percent                                  be Owned                of
          and                  Owned            of Class            Number of               after                Class
        Position               Prior              Owned              Shares              Completion              Owned
          With                  to              Prior to           Registered                of                  After
        Company              Offering           Offering             Hereby               Offering(1)          Offering
        -------              --------           --------             ------               ---------            --------
Joseph H.                     230,000            1.3%                230,000                  0                    0
Czajkowski,
President
of CDR

Jeffrey C.                    230,000            1.3%                230,000                  0                    0
Donnelly,
Executive
Vice
President
of CDR

- --------
(1) Assumes all shares registered pursuant hereto will be sold.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders may, from time to time, offer all or part of the shares acquired by them pursuant to the Merger on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transactions. Selling Shareholders may also pledge their shares to banks, brokers or other financial institutions as security for margin loans or other financial accommodations that may be extended to such Selling Shareholders, and any such pledgee institution may similarly offer, sell and effect transactions in such shares. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus. Each Selling Shareholder (and pledgee) reserves the sole right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. The Selling Shareholders will pay the brokerage commissions charged to sellers in connection with such sales.

         The Company and the Selling Shareholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of their shares of Common Stock.

                             VALIDITY OF THE SHARES

                The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Coleman & Rhine LLP, 1120 Avenue of the Americas, New York, New York 10036. Partners of Coleman & Rhine LLP own 8,604 shares of Common Stock.

                                     EXPERTS

         The supplemental consolidated financial statements and supplemental financial statement schedule of Health Management Systems, Inc. and subsidiaries as of October 31, 1995 and 1994, and for each of the years in the three-year period ended October

31, 1995, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, Coopers &
Lybrand L.L.P. and Ernst and Young LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP covering the supplemental consolidated financial statements and supplemental financial statement schedule described in the preceding paragraph contains an explanatory paragraph that states that the supplemental consolidated financial statements and supplemental financial statement schedule give retroactive effect to the merger of Health Management Systems, Inc. and CDR Associates, Inc. on April 29, 1996, which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The aforementioned financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Health Management Systems, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

         The consolidated financial statements and financial statement schedule of Health Management Systems, Inc. and subsidiaries as of October 31, 1995 and 1994, and for each of the years in the three-year period ended October 31, 1995, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, Coopers & Lybrand L.L.P.
and Ernst and Young LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.



         The financial statements of CDR Associates, Inc. as of October 31, 1995, and for the year then ended, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  OTHER MATTERS

                The Business Corporation Law of the State of New York provides that, under certain circumstances, directors, officers, employees or agents of a New York corporation may be indemnified against expenses, payments, fines and amounts actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits, to which they are a party or threatened to be named a party by reason of acting in any of such capacities, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. The by-laws of the Company provide for indemnification of officers and directors under the circumstances, and to the extent, permitted by law. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                              [Outside Back Cover]


         No dealer, salesperson or other person has been authorized to give any information or make any representation other than is contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         All expenses of issuance and distribution of the Common Stock will be paid by the Registrant (other than stock transfer taxes, which will be paid solely by the Selling Shareholders). The following itemized list is an estimate of such expenses.

         SEC Registration Fee............................................................................ $5,375.00
         NASD Listing Fee................................................................................  9,200.00
         Legal Fees and Expenses.........................................................................  5,000.00
         Accounting Fees and Expenses....................................................................  7,400.00


                                                                                                           --------
                         TOTAL:.......................................................................... $26,975
                                                                                                          ---------
                                                                                                          ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 722 of the New York Business Corporation Law (the "BCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, stockholder vote, agreement or otherwise. Article VIII, Section 7, of the Registrant's by-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the BCL.

         Article VIII, Section 2, of the Registrant's by-laws provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

         Any amendment to or repeal of the Registrant's certificate of incorporation or by-laws shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 16.        EXHIBITS.

Exhibit
Number                            Description
- ------                            -----------

5 Opinion of Coleman & Rhine LLP with respect to the legality of the securities being registered (filed herewith).

10.1 Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 29, 1996, among Health Management Systems, Inc., CDR Acquisition Corp. and CDR Associates, Inc. ("CDR") and all Shareholders of CDR (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 29, 1996).

23.1            Consent of Coleman & Rhine LLP (included in Exhibit 5).

23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants (filed herewith).

23.3 Consent of Coopers & Lybrand L.L.P., independent certified public accountants (filed herewith).

23.4 Consent of Ernst & Young LLP, independent certified public accountants (filed herewith).

24              Power of Attorney (filed herewith).

- -----------------------------

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (a) for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (b) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on June
25, 1996.

                                HEALTH MANAGEMENT SYSTEMS, INC.

                                By: \s\ Paul J. Kerz
                                    -------------------------------------------
                                    Paul J. Kerz
                                    President

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the day of June 25, 1996.

           SIGNATURE                           TITLE
           ---------                           -----

 \s\ Paul J. Kerz                 Director, Chairman, President
- -------------------------------
         Paul J. Kerz              and Chief Executive Officer

 \s\ Phillip Siegel               Vice President and Chief
- -------------------------------
         Phillip Siegel             Financial Officer

        *Russell L. Carson        Director
- -------------------------------
         Russell L. Carson

        *Robert M. Holster        Director
- -------------------------------
         Robert M. Holster

        *John W. McIntyre         Director
- -------------------------------
         John W. McIntyre

        *William W. Neal          Director
- -------------------------------
         William W. Neal

        *Galen D. Powers          Director
- -------------------------------
         Galen D. Powers

        *Richard H. Stowe         Director
- -------------------------------
         Richard H. Stowe

*By    \s\ Phillip Siegel
     --------------------------
         Phillip Siegel
        Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                           DESCRIPTION
- ------                                           -----------

5 Opinion of Coleman & Rhine LLP with respect to the legality of the securities being registered.

10.1 Agreement and Plan of Merger, dated as of April 29, 1996, among Health Management Systems, Inc., CDR Acquisition Corp. and CDR Associates, Inc. ("CDR") and all Shareholders of CDR (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 29,
                    1996).

23.1                Consent of Coleman & Rhine LLP (included in Exhibit 5).

23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants (filed herewith).

23.3 Consent of Coopers & Lybrand L.L.P., independent certified public accpuntants (filed herewith).

23.4 Consent of Ernst & Young LLP, independent certified public accountants (filed herewith).

24                  Power of Attorney (filed herewith).